Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3/A of Shengkai Innovations, Inc. of our report dated August 31, 2009, relating to our audit of the consolidated financial statements which appear in the Annual Report on Form 10-K of Shengkai Innovations, Inc. for the year ended June 30, 2009.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/S/ ALBERT WONG & CO.
ALBERT WONG & CO.
Certified Public Accountants

Hong Kong
October 20, 2010